As filed with the Securities and Exchange Commission on June 22, 2017

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LAYNE CHRISTENSEN COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	48-0920712 (I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd., Ste. 800

The Woodlands, Texas 77380
(Address of Principal Executive Offices) (Zip Code)

LAYNE CHRISTENSEN COMPANY
2006 EQUITY INCENTIVE PLAN

(as amended and restated)
(Full title of the plan)

Steven F. Crooke, Layne Christensen Company
1800 Hughes Landing Blvd., Ste. 800

The Woodlands, Texas 77380

(Name and address of agent for service)

(281) 475-2600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  a smaller reporting company, or an "emerging growth company". See the definitions of “large accelerated filer,” “accelerated filer,” "non-accelerated filer", “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer
Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company Emerging growth company	xx

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum Offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	600,000	$8.49(2)	$5,094,000.00	$590.40

(1)

The provisions of Rule 416 shall apply to this Registration Statement and the number of shares registered on this Registration Statement automatically shall increase or decrease as a result of stock splits, stock dividends or similar transactions.

(2)

Pursuant to Rule 457(h) of the Securities Act of 1933, and solely for the purposes of calculating the amount of the registration fee, the proposed maximum offering price per share and proposed maximum aggregate offering price is based on the average of the high and low prices of a share of Common Stock of Layne Christensen Company reported for trading on the Nasdaq Global Select Market on June 21, 2017.

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EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E by Layne Christensen Company (the "Company" or the "Registrant"), to register an additional 600,000 shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), which are available for issuance under the Layne Christensen Company 2006 Equity Incentive Plan (as amended and restated) (the "Plan").

The Registrant currently has an effective registration statement filed on Form S-8 relating to the Plan (File No. 333-195653, filed May 2, 2014), which registration statement is hereby incorporated by reference, including all documents incorporated by reference or deemed incorporated by reference thereto.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed or to be filed (other than the portions of those documents furnished or otherwise not deemed to be filed) by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated into this Registration Statement by reference, as of their respective dates:

(a)

The Registrant's Annual Report on Form 10-K for the year ended January 31, 2017, filed April 10, 2017, and any amendments thereto (including, if applicable, information specifically incorporated by reference into the Registrant's Form 10-K from the Registrant's definitive proxy statement and annual report to stockholders);

(b)

The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-20578) and any amendment or report filed for the purpose of updating such description; and

(c)

All documents filed (other than the portions of those documents furnished or otherwise not deemed to be filed) by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the termination of the Plan or the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of the Company’s Common Stock has been passed upon by Steven F. Crooke, Senior Vice President-Chief Administrative Officer, General Counsel and Secretary of the Company. As of May 31, 2017, Mr. Crooke owned 6,921 shares of the Company’s Common Stock and had been granted options with respect to 133,982 shares of the Company’s Common Stock, 128,982 of which were currently exercisable, and had been granted 54,366 Restricted Stock Units, all of which are subject to time-based vesting, and 199,962 Performance Shares, all of which will only vest if the Company achieves certain performance criteria.

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ITEM 8. EXHIBITS

A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index, which immediately precedes such exhibits and is incorporated herein by reference.

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SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on June 22, 2017.

    LAYNE CHRISTENSEN COMPANY

    By /s/ Michael J. Caliel

Michael J. Caliel

President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of the Registrant's Chief Executive Officer and General Counsel (currently Michael J. Caliel and Steven F. Crooke, respectively) as such person's true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person's substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Caliel	President, Chief Executive Officer and Director (Principal Executive Officer)	June 22, 2017
Michael J. Caliel
/s/ J. Michael Anderson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 22, 2017
J. Michael Anderson
Vice President & Chief Accounting Officer
/s/ Lisa Curtis	(Principal Accounting Officer)	June 22, 2017
Lisa Curtis

/s/ David A. B. Brown	Chairman of the Board of Directors	June 22, 2017
David A. B. Brown

/s/ J. Samuel Butler	Director	June 22, 2017
J. Samuel Butler

/s/ Robert Gilmore	Director	June 22, 2017
Robert Gilmore

/s/ Alan Krusi	Director	June 22, 2017
Alan Krusi

/s/ Nelson Obus	Director	June 22, 2017

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Nelson Obus

/s/ John T. Nesser III	Director	June 22, 2017
John T. Nesser III

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INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K filed April 14, 2015)
4.2	Amended and Restated Bylaws of the Company (effective as of April 15, 2014) (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed April 16, 2014)
5.1	Opinion of Steven F. Crooke, Senior Vice President and General Counsel, for the Company, with respect to the legality of the Company's Common Stock registered hereby
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Steven F. Crooke (contained in the Opinion of Counsel filed as Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)
99.1	Layne Christensen Company 2006 Equity Incentive Plan (as amended and restated)(incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on June 2, 2017)

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